UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FILM ROMAN, INC.

(Name of Registrant As Specified In Its Charter)

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Film Roman, Inc.

12020 Chandler Blvd., Suite 300

North Hollywood, California 91607

Dear Stockholder:

This notice and the accompanying information statement are being provided to inform you that Digital Production Solutions, Inc. (“DPS”), which is the holder of the majority of the issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), of Film Roman, Inc. (the “Company”) has provided the Company with its written consent to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 to 60,000,000 and the total number of shares of all classes of stock the Company is authorized to issue from 50,000,000 to 70,000,000.

The purpose of the increase in the number of authorized shares of the Company is to allow the Company to borrow up to the maximum amount available under the Loan Agreement (the “Loan Agreement”), dated May 22, 2003, by and between the Company and DPS and the Convertible Note issued by the Company in favor of DPS in connection therewith. The note requires, as a condition to the availability of funds thereunder, that the Company have a sufficient number of authorized shares of Common Stock to permit the conversion of amounts due under the note into shares of Common Stock.

The Company intends to file the proposed amendment with the Delaware Secretary of State no less than twenty (20) days after the enclosed information statement is first mailed to you.

No action is required by you. The sole purpose of this letter and the enclosed information statement is to inform you of the action described herein pursuant to Rule 14c-2 promulgated under the Securities Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ JOHN W. HYDE

John W. Hyde Chief Executive Officer and President

North Hollywood, California

July     , 2003

FILM ROMAN, INC.

12020 Chandler Blvd., Suite 300

North Hollywood, California 91607

INFORMATION STATEMENT

JULY     , 2003

This information statement (this “Information Statement”), expected to be mailed on or about August 1, 2003, is furnished in connection with the proposed amendment to the Amended and Restated Certificate of Incorporation of Film Roman, Inc., a Delaware corporation (“Film Roman” or the “Company”). On July 10, 2003, Digital Production Solutions, Inc. (“DPS”), which is the holder of a majority of the issued and outstanding shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), provided the Company with its written consent, in accordance with the Delaware General Corporation Law, to approve the proposed amendment as set forth in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY

On May 21, 2003, the Board of Directors of the Company approved and declared advisable, subject to stockholder approval, the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 to 60,000,000 and the total number of shares the Company is authorized to issue from 50,000,000 to 70,000,000. On July 10, 2003, DPS provided the Company with its written consent to approve the amendment. The amendment will be filed with the Delaware Secretary of State, and shall become effective not less than twenty (20) days after the mailing of this Information Statement to the stockholders of the Company. A copy of the proposed Second Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) is attached hereto as Exhibit A and is incorporated herein by this reference.

This Information Statement is being mailed on or about August 1, 2003 to stockholders of record on July 10, 2003. This Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS

AND NO STOCKHOLDERS’ MEETING WILL BE HELD

TO CONSIDER ANY MATTER DESCRIBED HEREIN.

DISSENTERS’ RIGHT OF APPRAISAL

The Delaware General Corporate Law does not provide for dissenters’ right of appraisal in connection with the proposed increase in the number of shares of Common Stock the Company is authorized to issue.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of July 10, 2003, the record date for determination of the stockholders entitled to receive this Information Statement (the “Record Date”), there were 19,031,847 shares of Common Stock of the Company issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of June 10, 2003 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) the Company’s other most highly compensated executive officers serving at the end of 2002 and (iv) all of the directors and executive officers as a group.

Name and Address (1)	Number of Shares of Common Stock Beneficially Owned	Percent
5% STOCKHOLDERS
Digital Production Solutions, Inc. (2)	11,111,111	56.43%
IDT Media, Inc. (3)	11,111,111	56.43%
IDT Corporation (4)	11,111,111	56.43%
Howard S. Jonas (5)	11,111,111	56.43%
Phil Roman (6)	3,028,650	15.89%
Pecks Management Partners LTD (7)	1,198,993	6.30%
DIRECTORS AND EXECUTIVE OFFICERS
John Hyde (8)	608,335	3.11%
Dixon Q. Dern (9)	83,433	*
Phil Roman	3,028,650	15.89%
Stephen R. Brown	0	*
Morris Berger	0	*
Mitch Burg	0	*
Peter Schankowitz (10)	0	*
Mike Wolf (11)	109,500	*
John O. Francis Jr.	0	*
All Directors and Executive Officers as a group (8 persons)	3,829,918	19.36%

* Less than one percent.

(1) Unless otherwise noted, the address of each of the Company’s officers and directors is 12020 Chandler Blvd., Suite 200, North Hollywood, California 91607.

(2) Includes (i) 10,454,157 shares of the Company’s Common Stock, and (ii) 656,954 shares of Common Stock into which the amount of $59,125.87 currently outstanding under that certain Loan Agreement, dated May 22, 2003, between DPS and the Company (as described below) is convertible. The mailing address of DPS is 520 Broad Street, Newark, NJ 07102.

(3) Based on the Form 13D filed by IDT Media, Inc. on June 2, 2003, IDT Media, Inc. may be deemed to be the beneficial owner of the shares owned by DPS. The mailing address of IDT Media is 520 Broad Street, Newark, NJ 07102.

(4) Based on the Form 13D filed by IDT Corporation on June 2, 2003, IDT Corporation may be deemed to be the beneficial owner of the shares owned by DPS. The mailing address of IDT is 520 Broad Street, Newark, NJ 07102.

(5) Based on the Form 13D filed by Mr. Howard Jonas on June 2, 2003, Mr. Jonas may be deemed to be the beneficial owner of the shares owned by DPS. The mailing address of Mr. Jonas is 520 Broad Street, Newark, NJ 07102.

(6) Includes (i) 50,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 10, 2003 and (ii) 1,300 shares of Common Stock owned by Ms. Anita Roman.

(7) The mailing address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, New York 10020.

(8) Includes 558,335 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 10, 2003.

(9) Includes 83,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 10, 2003. The mailing address for Mr. Dern is 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.

(10) The Company previously reported in its Form 10-K for fiscal year 2002 that Mr. Schankowitz was entitled to purchase 50,000 shares of Common Stock of the Company upon exercise of options granted in connection with his employment. These options expired prior to June 10, 2003 and are no longer exercisable.

(11) Includes 85,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 10, 2003.

CHANGE OF CONTROL

On May 22, 2003, the Company entered into a Stock Purchase Agreement with DPS (the “Stock Purchase Agreement”) pursuant to which DPS acquired a controlling interest in the Company through the issuance by the Company of 10,454,157 shares of the Company’s Common Stock. DPS is the animation production unit of IDT Media, Inc., which is a subsidiary of IDT Corporation (NYSE: IDT, IDT.C), a multinational carrier, telephone and technology company.

The purchase price for the shares of Common Stock issued pursuant to the Stock Purchase Agreement was $940,874.13 and was funded by intercompany transfers of funds by IDT Corporation from cash on hand. In addition, DPS agreed to lend the Company up to $2,059,125.87 pursuant to a Loan Agreement, dated May 22, 2003 (the “Loan Agreement”) and a Convertible Note, dated May 22, 2003 (the “Convertible Note”). Upon execution of the Loan Agreement, DPS loaned the Company the sum of $59,125.87. Based on the conversion price of $0.09 per share set forth in the Convertible Note, this outstanding balance is currently convertible into 656,954 shares of Common Stock of the Company. As a result of the foregoing transactions, DPS currently beneficially owns 56.43% of the outstanding shares of Common Stock of the Company. If and when the Company draws additional amounts under the Loan Agreement, DPS will be entitled to convert these amounts into shares of Common Stock of the Company. Terms and conditions of the Stock Purchase Agreement, Loan Agreement and Convertible Note are described in greater detail below.

Stock Purchase Agreement

On May 22, 2003, pursuant to the Stock Purchase Agreement, DPS acquired 10,454,157 newly issued shares of the Company’s Common Stock. The description of the Stock Purchase Agreement throughout this Information Statement is qualified by reference to the Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed on May 30, 2003. Pursuant to the Stock Purchase Agreement, if at any time after the date thereof, the Company shall issue new shares of any class or series of capital stock to any person other than DPS, DPS shall have the right to purchase new shares of the same class and series issued to such person and at the same purchase price paid in connection therewith, so that DPS maintains economic and voting rights in the Company identical to those it currently has.

As a condition precedent to the consummation of the Stock Purchase Agreement, all of the members of the Company’s Board of Directors immediately prior to the date thereof, other than Phil Roman, John W. Hyde and Dixon Q. Dern, resigned from the Company’s Board of Directors. The vacancies in the Company’s Board of Directors were filled by three designees of DPS, Stephen R. Brown, Morris Berger and Mitch Burg. Stephen R. Brown was elected Chairman of the Board and Mitch Burg was elected Vice Chairman of the Board. Gary Wurtzel, a fourth designee of DPS, was elected to the Company’s Board of Directors effective on a later date subject to the satisfaction of certain conditions precedent. In addition, subsequent to the closing and subject to the satisfaction of certain conditions precedent, the Company will establish a special committee of the Board of Directors to oversee, among other things, the borrowing of funds under the Loan Agreement.

In connection with the transaction, the Board of Directors authorized an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue, as described in further detail below.

Loan Agreement and Convertible Note

Pursuant to the Loan Agreement, DPS will, from time to time, upon demand by the Company, make loans to the Company in an aggregate principal amount of up to $2,059,125.87. However, until the effective date of the amendment of the Certificate of Incorporation, the amount borrowed by the Company under the Loan Agreement may not exceed $1,755,148.77. Interest will accrue on the balance outstanding under the Loan Agreement at a fluctuating interest rate per annum equal to the prime rate plus 2%. The description of the Loan Agreement throughout this Information Statement is qualified by reference to the Loan Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on May 30, 2003.

The loans under the Loan Agreement are evidenced by the Convertible Note issued by the Company in favor of DPS. The description of the Convertible Note throughout this Information Statement is qualified by reference to the Convertible Note, a copy of which was filed as Exhibit 10.2 to the Company’s current report on Form 8-K filed on May 30, 2003.

Pursuant to the Loan Agreement and the Convertible Note, the outstanding balance of principal and accrued interest under the Loan Agreement is convertible, in DPS’s sole discretion, in whole or in part, at any time, into shares of Common Stock of the Company at a conversion price of $0.09 per share. Upon execution of the Loan Agreement, DPS loaned the Company the sum of $59,125.87, which is currently outstanding. Based on the conversion price of $0.09 per share, this outstanding amount is currently convertible into 656,954 shares of Common Stock of the Company. If and when the Company draws additional amounts under the Loan Agreement, DPS will be entitled to convert these sums into shares of Common Stock of the Company.

THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES

The Company’s Certificate of Incorporation currently provides that the Company is authorized to issue 40,000,000 shares of Common Stock, par value $.01 per share, and a total of 50,000,000 shares of all classes of stock. The Board of Directors has adopted and declared advisable, and DPS, as the Company’s majority stockholder, has approved, an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 to 60,000,000 and the total number of shares of all classes of stock the Company is authorized to issue from 50,000,000 to 70,000,000.

The purpose of the proposed increase in the number of shares the Company is authorized to issue is to maximize the Company’s borrowing availability under the Loan Agreement. Because there currently is not a sufficient number of shares authorized to permit the conversion of the maximum amount available under the Loan Agreement, or $2,059,125.87, the Company and DPS agreed that until the effective date of an amendment of the Certificate of Incorporation to increase the number of authorized shares, the amount that may be borrowed by the Company under the Loan Agreement may not exceed $1,755,148.77. In addition, the increase in the number of authorized shares will allow the Company to issue additional shares for compensation purposes as the Board of Directors of the Company may deem advisable and appropriate.

The issuance of any additional shares of Common Stock to DPS would have the effect of diluting the equity interests of existing stockholders, other than DPS, and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the amount of funds borrowed and subsequently converted into shares of Common Stock issued to DPS.

The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. Other than as indicated above, the amendment to increase the number of shares the Company is authorized to issue will have no effect on the legal rights of the holders of the existing shares of Common Stock. The holders of Common Stock have no preemptive rights except those rights granted to DPS pursuant to the Stock Purchase Agreement.

Under Delaware law, the amendment of the Certificate of Incorporation requires the consent of at least a majority of the issued and outstanding shares of Common Stock. Pursuant to Section 228 of the Delaware General Corporation Law, unless prohibited in a corporation’s certificate of incorporation, any action permitted to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. The Company’s Certificate of Incorporation does not prohibit actions by written consent.

Pursuant to Section 228(e) of the Delaware General Corporation Law, prompt notice of any such action by written consent must be given to those stockholders who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take action were obtained. Pursuant to such requirements, this Information Statement is being sent to stockholders of record as of July 10, 2003 and constitutes such required notice.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

To the Company’s knowledge, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the increase in authorized shares that is not shared by all other stockholders of the Company, except as otherwise described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned in the City of North Hollywood, California, on July 22, 2003.

FILM ROMAN, INC. a Delaware corporation

By:	/s/ JOHN W. HYDE
Name:	John W. Hyde
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

A	Second Amended and Restated Certificate of Incorporation of the Company

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FILM ROMAN, INC.

It is hereby certified that:

1.	The present name of the corporation (hereinafter called the “corporation”) is Film Roman, Inc.

2.	The Certificate of Incorporation of this corporation was originally filed with the Delaware Secretary of State on May 9, 1996 under the name Film Roman, Inc.

3.	The Second Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of Section 228, Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

4.	The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is Film Roman, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

a) The Corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is Seventy Million (70,000,000) shares, and the aggregate par value of all shares which are to have a par value is Seven Hundred Thousand

Dollars ($700,000.00). The total number of shares of Common Stock which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares, and the par value of each share of Preferred Stock is One Cent ($0.01).

b) The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issue of any shares thereof.

c) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation.

ARTICLE VI

Notwithstanding Article V hereof, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority of the outstanding voting stock of the corporation, voting together as a single class.

ARTICLE VII

The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.

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ARTICLE VIII

Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, or by the holders of not less than a majority of the outstanding voting stock of the Corporation, voting as a single class, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

ARTICLE X

Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

ARTICLE XI

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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ARTICLE XII

This Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

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I, THE UNDERSIGNED, being a duly elected and authorized officer of the corporation, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this          day of             , 2003.

Dixon Q. Dern, Secretary

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